Exhibit 99.1

NEWS

Tyco International Ltd.
90 Pitts Bay Road, 2nd Floor
Pembroke HM 08, Bermuda
Phone: 441-292-8674

FOR IMMEDIATE RELEASE

Contacts:
News Media	Investor Relations
Marty Dauer 609-720-4387	Ed Arditte 609-720-4621
John Roselli 609-720-4624

TYCO CHAIRMAN AND CEO ED BREEN TO SPEAK AT THE
MORGAN STANLEY CEOs UNPLUGGED INDUSTRIAL CONFERENCE

PEMBROKE, Bermuda —Sept. 8, 2005 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) Chairman and Chief Executive Officer Ed Breen will speak at the Morgan Stanley CEOs Unplugged Industrial Conference on Tuesday, Sept. 13, 2005 at 9:00 a.m. EDT. Investors and others who are interested are invited to listen to a live “audio-only” webcast of Breen’s presentation, or view supporting materials, on the company’s web site at: http://investors.tyco.com.

                Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

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